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                           CERTIFICATE OF DESIGNATION

                                       of

                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                       of

                       FEDERATED DEPARTMENT STORES, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)



         Federated Department Stores, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (formerly known as R. H. Macy & Co., Inc. and hereinafter called the "Company"), DOES HEREBY CERTIFY:

         That, pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, and pursuant to the provisions of
Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Company, a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences, and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:


                           I.  Designation and Amount
                               ----------------------

         The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 5,000,000. Such number of shares may be increased or decreased by resolution of the Board; PROVIDED, HOWEVER, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion

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of any outstanding securities issued by the Company convertible into Series A
Preferred.

                       II.  Dividends and Distributions.
                            ---------------------------

                 (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as, and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on such dates as are from time to time established for the payment of quarterly cash dividends on the Common Stock (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Quarterly Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or
(ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) The Company will declare a dividend or distribution on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend or distribution on the Common Stock (other than a





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dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred will nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (c) Dividends will accrue on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Quarterly Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Quarterly Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                              III.  Voting Rights
                                    -------------

         The holders of shares of Series A Preferred will have the following voting rights:

                 (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A





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         Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

                 (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred will have no voting rights.

                           IV.  Certain Restrictions
                                --------------------

                 (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

                          (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred;

                         (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) Redeem, purchase, or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred; PROVIDED, HOWEVER, that the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred; or





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                         (iv)   Redeem, purchase, or otherwise acquire for
               consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph
(a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                             V.  Reacquired Shares
                                 -----------------

         Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  VI.  Liquidation, Dissolution, or Winding Up
                       ---------------------------------------

         Upon any liquidation, dissolution, or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; PROVIDED, HOWEVER, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred, except distributions made ratably on the Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,





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(ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       VII.  Consolidation, Merger, Etc.
                             ---------------------------

         In the event that the Company enters into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               VIII.  Redemption
                                      ----------

         The shares of Series A Preferred are not redeemable.





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                                   IX.  Rank
                                        ----

         The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred stock.

                                 X.  Amendment
                                     ---------

         Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Vice Chairman and attested by its Secretary this 19th day of December, 1994.



                                       /s/ Ronald W. Tysoe
                                       ---------------------------------------
                                       Ronald W. Tysoe
                                       Vice Chairman

Attest:


/s/ Dennis J. Broderick
- - ----------------------------------
Dennis J. Broderick
Secretary





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